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                                                                    EXHIBIT 99.2

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into as of May 15 , 1998, by and between Repap Enterprises Inc., a Canadian corporation (the "Company"), and Enron Capital & Trade Resources Corp. ("Shareholder").

         This Agreement is made pursuant to a Purchase Agreement between the Company and Shareholder dated as at May 15, 1998 (the "Purchase Agreement"). Pursuant to the Purchase Agreement, Shareholder will become the owner of U.S. $45,000,000 principal amount of 6% Convertible Subordinated Debentures due 2005 (the "Debentures") which are convertible into 128,571,429 shares, subject to adjustment as set forth in the Indenture (the "Shares"), of the common shares, no par value, of Company (the "Common Shares").

         To induce Shareholder to enter into the Purchase Agreement, the Company has agreed to provide the U.S. registration, Canadian prospectus qualification, and other rights set forth in this Agreement. The Company acknowledges that in order to provide Shareholder with necessary marketing flexibility for dispositions of Shares: i) Shareholder will have the option to utilize the U.S. registration rights and/or the Canadian prospectus qualification rights on the terms set forth herein, and ii) if at the time Shareholder exercises a demand U.S. registration right (whether singularly or in combination with Canadian prospectus qualification rights) the Company is qualified to utilize the Multijurisdictional Disclosure System implemented in Canada pursuant to National Policy 45 ("MJDS"), the Company shall effect such U.S. registration using MJDS.

         The execution and delivery of this Agreement is a condition to the Closing (as defined in the Purchase Agreement) under the Purchase Agreement.

         The parties agree as follows:


                                    ARTICLE I


1.1 Definitions. The terms set forth below are used herein as so defined:

"HOLDER" means the record holder of any Registrable Securities or Debentures representing Registrable Securities, as the case may be.

"INDENTURE" means the Trust Indenture dated May 15, 1998 between the Company and Montreal Trust Company, as trustee.

"PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, business trust, trust or unincorporated entity.


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"REGISTRABLE SECURITIES" means the Shares (including Shares acquired upon conversion of Debentures) until such time as such securities cease to be Registrable Securities pursuant to Section 1.2 hereof.

"SELLING HOLDER" means a Holder who is selling Registrable Securities pursuant to a Registration Statement (as defined herein).

1.2      Registrable Securities

         Any Registrable Security will cease to be a Registrable Security when
(i) a Registration Statement (as defined in Section 2.1(b)) covering such Registrable Security has been declared effective by the United States Securities and Exchange Commission (the "Commission") and such Registrable Security has been issued, sold or disposed of pursuant to such effective Registration Statement, (ii) such Registrable Security is disposed of pursuant to Rule 144 (or any similar provision then in force) under the Securities Act of 1933, as amended (the "Securities Act"), (iii) such Registrable Security is eligible to be, and at the time of determination can be, disposed of pursuant to paragraph
(k) of Rule 144 (or any similar provision then in force) under the Securities Act, provided the Holder can, in its reasonable opinion, dispose of Shares pursuant to such exemption on equivalent terms and within a comparable timeframe to that achievable through a sale of Shares otherwise completed using a registration right as provided herein, or (iv) such Registrable Security is held by the Company or one of its subsidiaries.

                                   ARTICLE II

2.1      Demand Registration

         (a) Any time after the date of this Agreement any Holder or Holders may request (a "Request Notice") the Company to:

                  (i)      register under the Securities Act, provided either
                           (i) at that time the Common Shares are registered with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Company is otherwise subject to reporting requirements under the Exchange Act; or
                           (ii) the Company is otherwise required to register under the Securities Act in order for the Company to effect a distribution in Canada;

                  (ii) file and obtain a receipt for a preliminary prospectus in all provinces in Canada in respect of; or

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                  (iii)    register as described in (i) above and file a
                           prospectus as described in (ii) above, in respect of;

                  all or any portion (provided that such portion represents at least 22% of all of the Registrable Securities at the date hereof) of the Registrable Securities that are held by such Holder or Holders (collectively, the "Requesting Holder") for sale in the manner specified in the Request Notice.

         (b) Following receipt of a Request Notice, the Company shall promptly notify each Holder (except the Requesting Holder) of the receipt of a Request Notice and shall use its best efforts to

                  (i) file a registration statement under the Securities Act (each such registration statement is hereinafter referred to as a "Registration Statement") effecting the registration under the Securities Act;

                  (ii) file a preliminary short form prospectus in all provinces of Canada (each such preliminary short form prospectus is hereinafter referred to as a "Canadian Prospectus") qualifying the relevant Registrable Securities; or

                  (iii) file both a Registration Statement and a Canadian Prospectus as described in (i) and (ii) above;

                  for public sale in accordance with the method of disposition specified in such Request Notice, the Registrable Securities specified in the Request Notice (and in any notices received from other Holders no later than the 15th day after receipt of the notice sent by the Company) (such other Holders and the Requesting Holder are hereinafter referred to as the "Requesting Holders"). If such method of disposition shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of the Requesting Holders holding a majority of the Registrable Securities to be registered, which approval shall not be withheld unreasonably.

         (c) The Company shall be obligated to register (pursuant to Section 2.1(b)(i)), file a qualifying prospectus in respect of Registrable Securities (pursuant to Section 2.1(b)(ii)), or register and file a qualifying prospectus (pursuant to Section 2.1(b)(iii)), on three occasions only.

                  A request pursuant to Section 2.1(a)(i), (ii) or (iii) shall be counted as one of the three required registrations, prospectus filings or combined registration and prospectus filings only when (i) all the Registrable Securities requested to be included in any such registration or prospectus filing





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                  have been so included, (ii) the corresponding Registration
                  Statement has become effective under the Securities Act, and/or a receipt for a final prospectus has been issued by the Ontario Securities Commission, as applicable, and (iii) the public offering has been consummated and the Registrable Securities have been sold on the terms and conditions specified therein unless the offering is not consummated or any Registrable Securities have not been sold as a result of a default by a Requesting Holder or any underwriter or the Company shall have no further obligation pursuant to Section 2.3(g).

         (d) The Company shall be entitled to include in any Registration Statement or Canadian Prospectus filed pursuant to this
                  Section 2.1, for sale in accordance with the method of disposition specified by the Requesting Holder, securities of the Company entitled to vote generally in the election of directors (or any securities convertible into or exchangeable for or exercisable for the purchase of securities so entitled generally to vote in the election of directors) (collectively, "Voting Securities") to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would materially jeopardize the successful marketing of the Registrable Securities to be sold. Any Person other than a Holder entitled to piggy-back registration rights with respect to a Registration Statement or Canadian Prospectus filed pursuant to this Section 2.1 may include Voting Securities of the Company with respect to which such rights apply in such Registration Statement or Canadian Prospectus for sale in accordance with the method of disposition specified by the Requesting Holder, except and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering) such inclusion would materially jeopardize the successful marketing of the Registrable Securities to be sold. Except as provided in this subsection (d), the Company will not effect any other registration, or file a preliminary prospectus in respect of, its Voting Securities (except with respect to Registration Statements on Form S-4 or S-8, or the equivalent form for foreign private issuers, for purposes permissible under such forms as of the date hereof), whether for its own account or that of any other security holder, from the date of receipt of a Request Notice requesting the registration of or prospectus filing in respect of a firm commitment underwritten public offering until the completion of the distribution by the underwriters of all securities thereunder.

         (e) Until no Registrable Securities remain outstanding, the Company shall not issue any demand registration rights or Canadian prospectus qualification rights to any person or entity without the prior written consent of Shareholder, which consent


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                  shall not be unreasonably withheld, provided always that
                  notwithstanding any such issue Shareholder shall remain entitled to exercise the registration rights as set forth in
                  Section 2.2 in respect of a demand registration or prospectus qualification by any such person or entity and demand registration rights as set forth in Section 2.1.

2.2      Piggy-Back Registration.

         If the Company proposes to register any Voting Securities under the Securities Act for sale to the public for cash or to file with one or more Canadian provincial securities commissions a preliminary prospectus relating to an offering of Voting Securities for sale to the public for cash, whether for its own account or for the account of other security holders or both (except with respect to Registration Statements on Forms S-4 or S-8 for purposes permissible under such forms as of the date hereof), each such time it will give written notice to all Holders of its intention to do so no less than 20 days prior to the anticipated filing date. Upon the written request of any Holder, received by the Company no later than the 10th day after receipt by such Holder of the notice sent by the Company, to register or include in the securities offered by the preliminary prospectus, on the same terms and conditions as the securities otherwise being sold pursuant to such registration or preliminary prospectus, any of its Registrable Securities (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Registrable Securities as to which such request relates to be included in the securities to be covered by the Registration Statement or preliminary prospectus proposed to be filed by the Company, on the same terms and conditions as any similar securities included therein, all to the extent requisite to permit the sale or other disposition by each Holder (in accordance with its written request) of such Registrable Securities; provided, however, that the Company may at any time prior to the effectiveness of any such Registration Statement or the filing of a final prospectus, in its sole discretion and without the consent of any Holder, abandon the proposed offering in which any Holder had requested to participate. The number of Registrable Securities to be included in such a registration statement or preliminary prospectus may be reduced or eliminated if and to the extent that, in the case of an underwritten offering, in the opinion of the managing underwriter such inclusion would materially jeopardize the successful marketing of the securities (including the Registrable Securities) proposed to be sold therein; provided, however, that such number of Registrable Securities shall not be reduced if any securities included in such registration are included other than for the account of the Company. From and after the date of this Agreement and until no Registrable Securities remain outstanding, the Company shall not grant any piggy-back registration rights to any Person unless such rights are expressly made subject to the prior right of Holders to include any or all of their Registrable Securities before such other Person includes any shares in any registration statement or preliminary prospectus relating to an underwritten public offering with respect to which, in the opinion of the managing underwriter, the inclusion in the offering of all shares requested to be registered or included in the preliminary prospectus by all Persons holding registration rights would materially jeopardize the




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successful marketing of the securities (including the Registrable Securities) to be sold. In the event that the number of Registrable Securities to be included in a registration statement or preliminary prospectus is to be reduced as provided above, within 10 days after receipt by each Holder proposing to sell Registrable Securities pursuant to the offering of the opinion of such managing underwriter, all such Selling Holders may allocate among themselves the number of shares of such Registrable Securities which such opinion states may be distributed without adversely affecting the distribution of the securities covered by the Registration Statement or the preliminary prospectus, and if such Holders are unable to agree among themselves with respect to such allocation, such allocation shall be made in proportion to the respective numbers of shares specified in their respective written requests.

2.3      Registration and Prospectus Filing Procedures.

         If and whenever the Company is required pursuant to this Agreement to effect the registration of any of the Registrable Securities, the Company will, as expeditiously as possible:

         (a) following each receipt of a Request Notice pursuant to section 2.1(a):

                  (i) prepare, file with and obtain a receipt from the securities commissions in all provinces of Canada:

                           (I) a preliminary short form prospectus relating to such securities (which filing shall be made within 45 days after the receipt by the Company of a Request Notice) and use its best efforts to cause such preliminary prospectus to be cleared for filing of a final prospectus; and

                           (II) a final short form prospectus relating to such securities; or

                  (ii)     prepare and file with

                           (I) the Commission a Registration Statement, on a form available to the Company, with respect to such securities (which filing shall be made within 45 days after the receipt by the Company of a Request Notice) and use its best efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby (determined pursuant to subparagraph 2.3(g) below); and




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                           (II)     file with the Commission such amendments and
                                    supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in subsection (g) below and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the sellers' intended method of disposition set forth in such Registration Statement for such period; or

                  (iii) prepare and file the prospectuses and registration statement (including amendments and supplements) as described in subsections (a) and (b) above;

                  in accordance with the instructions set forth in the Request Notice.

                  Provided, however, that, if the Company is in possession of material information that has not been disclosed to the public and the Company reasonably deems it to be advisable not to disclose such information in a registration statement or a Canadian Prospectus, then the period after the receipt by the Company of a Request Notice in which it must comply with this
                  Section 2.3(a) shall be extended for such time (but in no case longer than 90 days commencing on the date of receipt by the Company of a Request Notice) during which such information remains non-public;

         (b) furnish to each Selling Holder and to each underwriter such number of copies of the Canadian preliminary and final prospectuses and/or the Registration Statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission) as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Canadian prospectus or Registration Statement;

         (c) use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request, provided, however, that the Company shall not be required for any such purpose to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 2.3(c), (B) consent



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                  to general service of process in any such jurisdiction, or
                  (C) subject itself to taxation in any jurisdiction wherein it would not otherwise be subject to taxation but for the requirements of this Section 2.3(c);


         (d) notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Canadian final prospectus or the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and as promptly as practicable amend the Canadian final prospectus or the Registration Statement or supplement the prospectus or take other appropriate action so that the Canadian and U.S. prospectuses do not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (e) in the case of an underwritten public offering, furnish, (i) on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such Registration Statement, an opinion of counsel for the Company dated as of such date and addressed to the underwriters and to the Selling Holders, stating that such Registration Statement has become effective under the Securities Act and that (A) the Registration Statement, the related prospectus, and each amendment or supplement thereof, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder of the Commission (except that such counsel need express no opinion as to the financial statements or any engineering report contained or incorporated therein) and (B) to such other effects as may reasonably be requested by counsel for the underwriters, and (ii) on the effective date of the Registration Statement and the date of the Canadian final prospectus and on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such Registration Statement or Canadian final prospectus, a letter dated such dates from the independent accountants retained by the Company, addressed to the underwriters and to the Selling Holders, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company and the schedules thereto that are included or incorporated by reference in the Registration Statement or the Canadian Prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable requirements of the Securities




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                  Act and the published rules and regulations thereunder and all applicable Canadian requirements, and such letter shall additionally address such other financial matters (including information as to the period ending no more than five Business Days prior to the date of such letter) included in the Registration Statement in respect of which such letter is being given as the underwriters may reasonably request;


         (f) make available for inspection by one representative of the Selling Holders designated by a majority thereof, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such representative of the Selling Holders or underwriter (the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement or Canadian final prospectus. For purposes of subsections (a) and (b) above and of Section 2.1(c) of this Agreement, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or 90 days;

         (g) use its best efforts to keep effective and maintain for the period specified in subparagraph (g) a registration, qualification, approval or listing obtained to cover the Registrable Securities or a Canadian final prospectus as may be necessary for the Selling Holders to dispose thereof and shall from time to time amend or supplement any prospectus used in connection therewith to the extent necessary in order to comply with applicable law;

         (h) use its best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities; and

         (i) enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.









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         Upon the occurrence of any event contemplated by Section 2.3(d), the
         Company shall, as soon as reasonably practicable, prepare and furnish to each Selling Holder and underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Selling Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(d), such Selling Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the registration statement or Canadian Prospectus applicable to such Registrable Securities until such Selling Holder receives copies of such amended or supplemented registration statement or prospectus, and if so directed by the Company, such Selling Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Selling Holders' possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

         The Company may require each Selling Holder as to which any registration statement or Canadian Prospectus is being effected to furnish to the Company such information regarding such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act or any relevant Canadian or state securities or blue sky law or obligation. Each Selling Holder as to which any registration statement or Canadian Prospectus is being effected agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Selling Holder to the Company or of the happening of any event in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such Selling Holder or the distribution of such Registrable Securities or omits to state any material fact regarding such Selling Holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and to furnish promptly to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Selling Holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In connection with each registration or filing of a Canadian prospectus hereunder with respect to an underwritten public offering, the Company and each Selling Holder shall use



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         their commercially reasonable efforts to enter into a written agreement with the managing underwriter or underwriters selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between underwriters and companies of the Company's size and investment stature, provided that such agreement shall not contain any such provision applicable to the Company or the Selling Holders that is inconsistent with the provisions hereof; and further provided, that the time and place of the closing under such agreement shall be as mutually agreed upon among the Company, the Selling Holders and such managing underwriter.

2.4      MJDS

         At any time the Company is a "foreign private issuer" within the meaning of Rule 405 under the Securities Act and is qualified to utilize the MJDS, the Company agrees to utilize MJDS following receipt of a Request Notice for a demand registration as described in section 2.1(a)(i) or (iii).

2.5      Expenses

         (a) All expenses incident to the Company's performance under or compliance with this Agreement, including without limitation, all registration and filing fees, blue sky fees and expenses, printing expenses, listing fees, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and reasonable out-of-pocket expenses (including, without limitation, reasonable legal fees of one counsel for all Selling Holders) of the Selling Holders, but excluding any Selling Expenses (as defined below), are herein called "Registration Expenses." All underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities are herein called "Selling Expenses."

         (b) Except as provided below, the Company will pay all Registration Expenses in connection with each Registration Statement or Canadian preliminary or final prospectus filed pursuant to this Agreement, whether or not the Registration Statement becomes effective, and the Selling Holders shall pay Selling Expenses in connection with any Registrable Securities registered pursuant to this Agreement. Notwithstanding the foregoing, on the third occasion of the exercise of demand registration rights pursuant to Section 2.1 hereof, each of the Selling Holders (as a group) and the Company shall pay one-half of all Registration Expenses except for any Registration Expenses attributable to the inclusion in such




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                  registration or prospectus of any Voting Securities by the
                  Company or any other Person that is not a Holder.

2.6      Indemnification

         (a) In the event of a registration pursuant to this Agreement of any Registrable Securities under the Securities Act or the filing pursuant to this Agreement of a Canadian prospectus offering any Registrable Securities, the Company will indemnify and hold harmless each Selling Holder thereunder and each underwriter of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities (including reasonable attorneys' fees) ("Losses"), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act, any applicable Canadian federal or provincial securities legislation or otherwise, insofar as such Losses, (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or in any Canadian prospectus offering such securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Selling Holder, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions;
                  provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, such underwriter or such controlling Person in writing specifically for use in such Registration Statement or prospectus.

         (b) Each Selling Holder agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any

                  Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto;

         (c) Each Selling Holder agrees to indemnify and hold harmless each other Selling Holder, their directors, officers, employees and agents and each Person, if any, who controls a Selling Holder within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder pursuant to all indemnities given by such Selling Holder pursuant to this Section 2.6 shall not be greater in aggregate amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to all such indemnifications.

         (d) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.6. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
                  Section 2.6 any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that:

                  (i) if the indemnifying party has failed to assume the defense and employ counsel or

                  (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

         (e) If the indemnification provided for in this Section 2.6 is unavailable to the Company or the Selling Holders or is insufficient to hold them harmless in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of each Selling Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (f) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

2.7      Covenant.

         Until no Registrable Securities remain outstanding the Company shall use its best efforts to maintain the listing of the Common Shares on each of The Toronto Stock Exchange and the Montreal Exchange.

2.8      Certain Events.

         The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of equity capital of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may by issued in respect of, in exchange for, or in substitution of the Registrable Securities, in each case as the amounts of such securities outstanding are appropriately adjusted for any equity dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date of this Agreement.

                                   ARTICLE III

3.1      Communications.

         All notices and other communications provided for or permitted hereunder shall be made in writing by telecopy, courier service or personal delivery:

         (a) if to a Holder of Registrable Securities, at the most current address given by such Holder of the Company in accordance with the provisions of this Section 3.1, which address initially is, with respect to the Shareholder, the address set forth in the Purchase Agreement, and

         (b) if to the Company, initially at its address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 3.1.

         All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

3.2      Successor and Assigns.

         The rights of any Holder under this Agreement may be assigned to any Person who acquires any Registrable Securities. Any assignment of registration rights pursuant to this Section 3.2 shall be effective only upon receipt by the Company of written notice from such assigning Holder stating the name and address of any assignee. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors of the parties hereto and the respective successors and permitted assigns (as described therein) of the parties to the Purchase Agreement under which such Registrable

Securities are to be or have been purchased. If any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

3.3      Counterparts.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

3.4      Headings.

         The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

3.5      Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

3.6      Severability of Provisions.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

3.7      Entire Agreement.

         This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

3.8      Attorneys' Fees.

         In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

3.9      Amendment.

         This Agreement may be amended only by means of a written amendment signed by the Company and by the Holders of a majority of the Registrable Securities at the time of amendment.

3.10     Registrable Securities Held by the Company or Its Affiliates.

         In determining whether the Holders of the required amount of Registrable Securities have concurred in any direction, amendment, supplement, waiver or consent, Registrable Securities owned by the Company or one of its Affiliates shall be disregarded.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        REPAP ENTERPRISES INC.

                                        By: /s/ STEPHEN C. LARSON
                                           -------------------------------------
                                        Name:  Stephen C. Larson
                                        Title: President and Chief
                                               Executive Officer

                                        By: /s/ TERRY W. MCBRIDE
                                           -------------------------------------
                                        Name:  Terry W. McBride
                                        Title: Secretary


                                        ENRON CAPITAL & TRADE RESOURCES CORP.


                                        By: /s/ MARK K. LAY
                                           -------------------------------------
                                        Name:  Mark K. Lay
                                        Title: Vice President

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title: